EXHIBIT 23.1

                        TURNER, JONES & ASSOCIATES, P.C.
                          Certified Public Accountants
                        8245 Boone Boulevard, Suite 704
                             Vienna, Virginia 22182
                                 (703) 506-6800
                               FAX (703) 448-8610

Mr. Richard D. Masters
WasteMasters, Inc.
11940 Coman Road
Waldron, Michigan 49288

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated on or about January 9, 1997 appearing on page 20 of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 of Wastemasters, Inc. (formerly F&E Resource Systems Technology, Inc.).

                               /s/ TURNER JONES & ASSOCIATES, P.C.
                                   Turner Jones & Associates, p.c.
                                   January 8, 1997


           Member American Institute of Certified Public Accountants